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EXHIBIT 10.2
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                         TRANSCRYPT INTERNATIONAL, INC.,
                   1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN

1.       PURPOSES AND AUTHORIZED SHARES.

         The purposes of this Transcrypt International, Inc., 1999 Executive Officer Stock Purchase Plan (the "Plan") are to attract, motivate and retain Eligible Executive Officers of the Company who elect to participate in this Plan by offering them opportunities to increase their stock ownership in the Company. An aggregate number not to exceed 100,000 shares of Common Stock (subject to adjustments described in the Plan) may be delivered pursuant to this Plan. Such Common Stock may be either treasury shares or authorized, but unissued, shares of Common Stock.

2.       DEFINITIONS.

Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

ACCOUNT OR ACCOUNTS means the Participant's Share Account.

APPLICABLE PERCENTAGE means the percentage of Eligible Compensation subject to payment in Shares.

AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last 10 trading days preceding the last business day of the Quarter, or the date specified in Section 5.2 (b) or Section 5.3(c) (if applicable).

BOARD means the Board of Directors of the Company.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the common stock of the Company, par value $.01.

COMMITTEE means the Board or a committee of the Board acting under delegated authority from the Board.

COMPANY means Transcrypt International, Inc., a Delaware corporation, and its successors and assigns.

EFFECTIVE DATE means June 30, 2000.

ELIGIBLE COMPENSATION means an Eligible Executive Officer's annual base salary (as determined on January 1 of the calendar year to which the election hereunder applies) for services as an officer of the Company.

ELIGIBLE EXECUTIVE OFFICER means an officer of the Company who is compensated in the capacity as an executive officer, and who is selected for participation in the Plan by the Committee, and (with reference to any outstanding Account balance under this Plan) any person who has an Account balance under this Plan by reason of his or her prior status as an Eligible Executive Officer.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

FAIR MARKET VALUE means the market price of the Common Stock on the applicable date, determined by the Committee as follows:

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(i) If the Common Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;
(ii) If the Common Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

(iii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

PARTICIPANT means any person selected for participation in this Plan by the Committee and who elects to participate in this Plan or otherwise has an Account balance under this Plan.

PLAN means this Transcrypt International, Inc., 1999 Executive Officer Stock Purchase Plan, as amended from time to time.

QUARTER means each calendar quarter during the term of this Plan, commencing with the beginning of the first calendar quarter after the Effective Date.

SHARES means treasury shares or authorized, but unissued, shares of Common
Stock.

SHARE ACCOUNT means an Account established under Section 5.1 pursuant to an election under Section 4.

3.       PARTICIPATION.

Each Eligible Executive Officer may elect to receive Shares in lieu of cash compensation under and subject to Section 4 of this Plan for a portion of his or her Eligible Compensation for any calendar year. The Committee shall select which employees shall be Eligible Executive Officers for a calendar year in its sole discretion by so notifying such persons in writing.

4.       SHARE ELECTIONS.

After the Effective Date and on or before the December 31 immediately preceding each calendar year (or, in the case of a person who first becomes an Eligible Executive Officer during the calendar year, within 30 days after becoming an Eligible Executive Officer) each Eligible Executive Officer may make an irrevocable election to receive a portion of his or her Eligible Compensation for the calendar year in Shares. In the case of the first Plan year, an Eligible Executive Officer may make such election within 30 days after the Effective Date.

The portions of the Eligible Compensation subject to payment in Shares shall be limited to no more than 2.5% of Eligible Compensation of the applicable calendar year (the "Applicable Percentage"). All elections shall be in writing on forms provided by the Company.

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5.       ACCOUNTS.

5.1      SHARE ACCOUNTS.

If an Eligible Executive Officer has made a Share election under Section 4, an amount equal to the Applicable Percentage of the Eligible Compensation shall be withheld from base salary during each Quarter and credited to a Share Account, payable as provided in Section 5.3.

5.2      IMMEDIATE VESTING AND ACCELERATED CREDITING.

(a) Amounts Vest Immediately. All amounts credited to an Eligible Executive Officer's Account shall be at all times fully vested and not subject to a risk of forfeiture.

(b) Acceleration of Crediting of Accounts. The crediting of the rights to payment of each Participant in respect of his or her Account shall be accelerated if an Eligible Executive Officer ceases to serve as an officer or employee of the Company. In such case, the Average Fair Market Value shall be determined as of the date of termination of service.

5.3      DISTRIBUTION OF SHARES.

(a) Time and Manner of Distribution of Accounts. The Shares payable under this Plan in respect of Share Accounts shall be delivered as soon as practicable after completion of the applicable Quarter (or shorter service period, in the event of termination of service), but no later than 30 business days following
(x) the end of the Quarter or (y) the date of termination of service, if applicable. The number of Shares deliverable shall be determined by (i) dividing the amount of the Share Account (after crediting all amounts contemplated hereby) by 90% of the Average Fair Market Value of the Company's Common Stock , and (ii) rounding the number of Shares determined down to the nearest whole number of such Shares. Cash shall be paid in lieu of fractional shares.

(b) Acceleration of Share Account Distribution on Termination of Service. If a Participant's service terminates, a Participant's Share Account (including accelerated benefits under Section 5.2(b)), if any, shall be distributed as soon as practicable, but not later than 30 business days thereafter, and the number and valuation of the Shares will be based on the amount in the Account divided by 90% of Average Fair Market Value.

(c) Acceleration. The Committee by declaration may accelerate any payment date (using for valuation purposes the Average Fair Market Value as of the date of its decision) in extraordinary circumstances where it determines that such action is necessary or advisable to prevent a forfeiture or permit the realization of intended benefits and is otherwise fair to the Participant and the Company.

5.4      ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

If there shall occur any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company's Common Stock (other than normal periodic cash dividends), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally, as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares, and in rights in respect of Share Accounts credited under this Plan so as to preserve the benefits intended.

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6.       ADMINISTRATION.

6.1      THE ADMINISTRATOR.

The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of Participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

6.2      COMMITTEE ACTION.

A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

6.3      RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING.

Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(1) To construe and interpret this Plan;

(2) To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

(3) To make all other determinations required by this Plan;

(4) To maintain all the necessary records and procedures for the administration of this Plan; and

(5) To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee's determination of benefits payable to Participants, including decisions as to adjustments under Section 5.4, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters;
(ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

6.4      TAX WITHHOLDING.

To the extent the Committee deems tax withholding to be required with respect to any amounts payable under this Plan under the Code or any other federal, state, local or foreign law, the Committee may withhold such amounts and make appropriate payments to the relevant tax authorities.

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7.       PLAN CHANGES AND TERMINATION.

7.1      AMENDMENTS.

The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.4, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to then outstanding Accounts. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by the amendment upon receipt of notice of the amendment.

7.2      TERM.

It is the current expectation of the Company that this Plan shall continue indefinitely, but subject to the continued availability of authorized shares in accordance with Section 1 above. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth in the notice. All Participants shall be bound thereby. No benefits shall accrue under this Plan in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

8.       MISCELLANEOUS

8.1      LIMITATION ON PARTICIPANTS' RIGHTS.

Participation in this Plan shall not give any person the right to serve as an officer or employee of the Company or any of its subsidiaries or any rights or interests other than as herein provided. This Plan shall create only a contractual obligation on the part of the Company as to amounts payable hereunder and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Share Accounts. Participants shall not be entitled to receive actual dividends or to Shares until after delivery of a certificate representing the Shares.

8.2      BENEFICIARIES.

(a) Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

(b) Definition of Beneficiary. A Participant 's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or by laws of descent and distribution to receive the Participant's benefits under this Plan in the event of the Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3      BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance. Obligations of the Company under this Plan shall be binding upon successors of the Company.

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8.4      GOVERNING LAW; SEVERABILITY.

The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5      COMPLIANCE WITH LAWS.

This Plan and the offer, issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and of such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurance and representations to the Company as it may reasonably request to assure such compliance.

8.6      PLAN CONSTRUCTION.

It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the distribution of Shares hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 8.5, permit elections by individual officers that would not quality for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other officers this Plan is not compromised.

8.7       HEADINGS NOT PART OF PLAN.

Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

8.8      STOCKHOLDER APPROVAL.

This Plan shall become effective on the Effective Date, subject to adoption of the Plan by the Board and approval of the Company's stockholders in conformity with the bylaws of the Company.

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